UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Sleeper Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

P.O. Box 51915

Boston, MA 02205

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2018, GI Dynamics, Inc. (the “Company”) entered into a First Amendment to Senior Secured Convertible Promissory Note (the “Note Amendment”) by and between the Company, as borrower, and Crystal Amber Fund Limited, as holder (the “Holder”), pursuant to which the Company and the Holder amended the Senior Secured Convertible Promissory Note issued by the Company to the Holder on June 15, 2017 in the aggregate principal amount of $5 million (the “Note”) by extending the maturity date of the Note from December 31, 2018 to March 31, 2019 and requiring the Company to pay to the Holder by January 7, 2019 all outstanding interest that had accrued under the Note through December 31, 2018, being the amount of $393,835.62.

In addition, on December 31, 2018, the Company entered into a First Amendment to Note Purchase Agreement (the “NPA Amendment”) by and between the Company and the Holder, which NPA Amendment amended the Note Purchase Agreement, dated as of June 15, 2017, by and between the Company and the Holder to provide for the amendment of the Note in the form of the Note Amendment.

The foregoing description of the Note Amendment and the NPA Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Note Amendment and the NPA Amendment, each of which will be included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018. A copy of the press release announcing the financing is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated January 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: January 7, 2019	/s/ Charles Carter
Charles Carter
Chief Financial Officer